Natural Gas Hedges

Open Positions As of January 1, 2014	2014	2015	2016	2017	2018	Total
NATURAL GAS [(1)]						
Collars:						
Hedged volume (MMBtu)	9,600,000	8,160,000	-	-	-	17,760,000
Weighted average floor price ($/MMBtu)	$3.00	$3.00	$ -	$ -	$ -	$3.00
Weighted average ceiling price ($/MMBtu)	$5.50	$6.00	$ -	$ -	$ -	$5.73
Total volume with a floor (MMBtu)	**9,600,000**	**8,160,000**	**-**	**-**	**-**	**17,760,000**
Weighted average floor price ($/MMBtu)	**$3.00**	**$3.00**	**$ -**	**$ -**	**$ -**	**$3.00**
Weighted average floor price ($/Mcf)[(2)]	**$3.93**	**$3.93**	**$ -**	**$ -**	**$ -**	**$3.93**
~ % of Total Natural Gas Production	**24%**	**14%**	**0%**	**0%**	**0%**	

[1] Natural gas derivatives are settled based on NYMEX gas futures, the Northern Natural Gas Co. demarcation price, the Panhandle Eastern Pipe Line, Oklahoma ANR or the West Texas WAHA spot price of natural gas for the calculation period. The basis swap derivatives are settled based on the differential between the NYMEX gas futures and the West Texas WAHA index gas price.

[2] $/Mcf is converted based upon Company average BTU content of 1.311; prices include basis swaps